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Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To the Board of Directors and Stockholders
American Risk Management Group, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 17, 1999 related to the consolidated financial statements of American Risk Management Group, Inc. and Subsidiaries as of June 30, 1999 and for the year then ended, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 previously filed by American Risk Management Group, Inc. and Subsidiaries.


                                                           J.H. COHN LLP

Roseland, New Jersey
October 20, 1999